Exhibit 10.15

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of March 21, 2011

by and among

SMALL BUSINESS ASSET FUND 2009 LLC,

as the Borrower,

EACH SUBSEQUENT LENDER PARTY

HERETO FROM TIME TO TIME,

as the Lenders,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

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TABLE OF CONTENTS

(Continued)

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SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated March 21, 2011, which amends and restates the Amended and Restated Loan and Security Agreement dated July 13, 2009, and is effective for all purposes as of April 24, 2009, is by and among Small Business Asset Fund 2009 LLC, a Delaware limited liability company (the “Borrower”), each Lender (as defined herein) a party hereto from time to time, and Deutsche Bank Trust Company Americas, a New York banking corporation, as collateral agent (the “Collateral Agent”).

RECITALS

Each Lender, upon its execution and delivery (and the Borrower’s acceptance) of its respective Commitment Form, hereby agrees, on the terms and conditions set forth herein, to provide a secured revolving loan to the Borrower which shall provide for Draws from time to time in an aggregate principal amount not to exceed such Lender’s Commitment. The proceeds of the Draws, in conjunction with equity contributions from the Equityholder to the Borrower and borrowings under the Subordinated Note, will be used to finance the Borrower’s purchase from the Seller of Qualifying Loan Assets pursuant to the Master Purchase Agreement.

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings: (i) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) section, subsection, and exhibit or schedule references contained in this Agreement are references to sections, subsections, exhibits and schedules in or to this Agreement unless otherwise specified; (iii) with respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; (iv) references to “writing” include printing, typing, lithography, facsimile, electronic transmission and other means of reproducing words in a visible form; (v) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; (vi) references to Persons include their permitted successors and assigns; and (vii) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; and the term “including” means “including without limitation.”

“Accounts” has the meaning set forth in Section 3.06(a)(i).

“Accrued Interest” means, with respect to the Outstanding Principal Balance owed to any Lender hereunder as of any date, any accrued but unpaid interest on such Outstanding Principal Balance as of such date.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the aggregate Outstanding Principal Balances of all Lenders as of such date.

“Agreement” has the meaning set forth in the introductory statement hereto.

“Amortization Start Date Notice “ means a notice in substantially the form set forth hereto as Exhibit G.

“Asset” has the meaning set forth in the Master Purchase Agreement.

“Assigned Documents” has the meaning set forth in Section 3.04.

“Borrower” has the meaning set forth in the introductory statement hereto.

“Borrowing Base Condition” means that, as of any date of determination, the sum of (a) the aggregate Market Value of all Eligible Investments owned by the Borrower and pledged to the Collateral Agent on behalf of the Lenders, and (b) the aggregate Market Value of all other Assets owned by the Borrower and pledged to the Collateral Agent on behalf of the Lenders, shall exceed the product of (i) the Aggregate Outstanding Principal Balance, and (ii) 110%.

“Borrowing Base Condition Report” means a report, substantially in the form set forth hereto as Exhibit A, to be delivered by the Servicer to the Borrower and the Collateral Agent from time to time pursuant to Section 6.01(b).

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are required or authorized by law or executive order to be closed in New York City, New York.

“Calculation Date” means, with respect to any Calculation Period, the last day of such Calculation Period.

“Calculation Period” means, with respect to any Payment Date, the calendar month (or portion thereof, if applicable) immediately preceding such Payment Date.

“Closing Date” means either the Initial Closing Date (for any Draw made pursuant to a Commitment made by an Initial Lender on the date hereof) or a Subsequent Closing Date (for any Draw made pursuant to a Commitment made by a Subsequent Lender after the date hereof).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 3.01.

“Collateral Account” has the meaning set forth in Section 3.06(a)(i)(C).

“Collateral Agent” means the Person described as the Collateral Agent in the introductory statement hereto, or any of its permitted successors and assigns hereunder.

“Collateral Agent Expenses” means any costs, expenses, disbursements, and to the extent permitted hereunder, indemnity amounts (including reasonable fees and expenses of its counsel) incurred by the Collateral Agent in connection with this Agreement and the other Transaction Documents.

“Collateral Agent Fees” has the meaning set forth in Section 9.04(a) hereof.

“Collection Account” has the meaning set forth in Section 3.06(a)(i)(A).

“Commitment” means the firm commitment of each Lender to fund Draws hereunder in accordance with Article II. The Commitment of each Initial Lender is set forth opposite such Initial Lender’s name on the signature page to the Initial Lender Commitment Form executed and delivered by such Initial Lender to the Borrower. The Commitment of each Subsequent Lender is set forth opposite such Subsequent Lender’s name on the signature page to the Subsequent Lender Commitment Form executed and delivered by such Subsequent Lender to the Borrower.

“Commitment Form” means each Initial Lender Commitment Form or Subsequent Lender Commitment Form, as applicable.

“Confidential Information” means information that the Borrower furnishes to the Collateral Agent or any Lender, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Collateral Agent or such Lender from a source other than the Borrower.

“Covenant Termination Date” means the first date upon which all Obligations (other than contingent, unmatured indemnification Obligations) hereunder have been paid in full in cash and no other Commitments may again be accepted hereunder.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 120 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to loan or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Deliver” or “Delivered” or “Delivery” means the taking of the following steps:

(a) in the case of each Certificated Security (other than a Clearing Corporation Security) or Instrument,

(i) causing the delivery of such Certificated Security or Instrument to the Collateral Agent registered in the name of the Collateral Agent or its affiliated nominee or endorsed to the Collateral Agent or in blank;

(ii) causing the Collateral Agent to continuously indicate on its books and records that such Certificated Security or Instrument is credited to the Collateral Account; and

(iii) causing the Collateral Agent to maintain continuous possession of such Certificated Security or Instrument;

(b) in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(i) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Collateral Agent; and

(ii) causing the Collateral Agent to continuously indicate on its books and records that such Uncertificated Security is credited to the Collateral Account;

(c) in the case of each Clearing Corporation Security,

(i) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Collateral Agent; and

(ii) causing the Collateral Agent to continuously indicate on its books and records that such Clearing Corporation Security is credited to the Collateral Account;

(d) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(i) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Collateral Agent at such FRB; and

(ii) causing the Collateral Agent to continuously indicate on its books and records that such Government Security is credited to the Collateral Account;

(e) in the case of each Security Entitlement not governed by clauses (a) through (d) above,

(i) causing a Securities Intermediary (A) to indicate on its books and records that the underlying Financial Asset has been credited to the Collateral Agent’s securities account, (B) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Collateral Agent’s securities account or (C) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Security Intermediary’s securities account;

(ii) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Collateral Agent and continuously indicating on its books and records that such Security Entitlement is credited to the Collateral Agent’s securities account; and

(iii) causing the Collateral Agent to continuously indicate on its books and records that such Security Entitlement (or all rights and property of the Collateral Agent representing such Security Entitlement) is credited to the Collateral Account;

(f) in the case of cash or money,

(a) causing the delivery of such cash or money to the Collateral Agent;

(b) causing the Collateral Agent to treat such cash or money as a Financial Asset maintained by such Collateral Agent for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC; and

(c) causing the Collateral Agent to continuously indicate on its books and records that such cash or money is credited to the applicable Account; and

(e) in the case of each general intangible, causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware and obtaining any and all consents required by the underlying instruments relating to any such general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this definition that are defined in the UCC are used in this definition as defined therein.

“Designated Rate” means, with respect to (a) the Outstanding Principal Balance of any Initial Lender (in its capacity as such), 15.0% per annum, and (b) the Outstanding Principal Balance of any Subsequent Lender (in its capacity as such), the lesser of (i) the amount set forth in such Subsequent Lender’s Commitment Form, and (ii) 15.0% per annum.

“Draw” means any loan of funds by a Lender to the Borrower pursuant to Article II.

“Draw Condition Precedent” means each of the following conditions precedent: (a) all representations and warranties of the Borrower under the Transaction Documents shall be true and correct; (b) with respect only to any Draws occurring after the first Borrowing Base Condition Report is delivered hereunder, the Borrowing Base Condition shall be satisfied; and (c) no Default shall have occurred and be continuing.

“Draw Date” means any date specified in a Draw Notice as a Draw Date.

“Draw-Down Period” means, (a) with respect to any Commitment made on the Initial Closing Date, the Initial Draw-Down Period, and (b) with respect to any Commitment made on a Subsequent Closing Date, the applicable Subsequent Draw-Down Period.

“Draw Notice” means a notice, substantially in the form set forth hereto as Exhibit B, pursuant to which the Borrower requests Draws from the Lenders.

“Eligible Investments” means any United States dollar investment that, at the time it is Delivered to the Collateral Agent (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(a) direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Collateral Agent) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(c) unleveraged repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above or entered into with an entity (acting as principal) with, or whose parent company has, the Eligible Investment Required Ratings;

(d) securities bearing interest or sold at a discount issued by any entity formed under the laws of the United States of America or any State thereof that have a credit rating of “Aaa” from Moody’s and “AAA” from S&P at the time of such investment or contractual commitment providing for such investment;

(e) commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (e) shall not include extendible commercial paper or asset backed commercial paper;

(g) money market funds domiciled outside of the United States which funds have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively;

provided, however, that Eligible Investments shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (g) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date, unless such Eligible Investments are issued by the Collateral Agent in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; provided, further, that none of the foregoing obligations or securities shall constitute Eligible Investments if (i) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (ii) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (ii) such obligation or security is subject to U.S. withholding tax, (iii) such obligation or security is subject to foreign withholding tax unless the issuer of the security is required to make “gross-up” payments for the full amount of such foreign withholding tax, (iv) such obligation or security is secured by real property or (v) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof. Eligible Investments may include, without limitation, those investments for which the Collateral Agent or an Affiliate of the Collateral Agent provides services and receives compensation.

“Eligible Investment Required Ratings” means short-term credit ratings of “P-1” from Moody’s and “A-1+” from S&P or, in the case of any Eligible Investment with a maturity of longer than 91 days, long-term credit ratings of at least “Aa2” from Moody’s and “AAA” from S&P.

“Eligible Person” means any Person that: (a) has been approved by the Borrower to be a Lender (or an assignee of a Lender, as the case may be) hereunder in its sole discretion; and (b) is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act).

“Equityholder” means On Deck, in its capacity as the sole equity owner of the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and as implemented and interpreted.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (n) of the Code. Any former member of the ERISA Group shall continue to be considered a member of the ERISA Group within the meaning of this definition with respect to the period such entity was a member of the ERISA Group and with respect to liabilities arising after such period for which the Borrower could be liable under the Code or ERISA.

“Event of Default” has the meaning set forth in Section 7.01.

“Excess Proceeds” means any amounts permitted to be distributed (and that are distributed) to the Equityholder from time to time pursuant to either of Sections 2.06(d) or 2.07(b)(v) as either a distribution on the Borrower’s equity or as a payment of principal or interest on the Subordinated Note (in each case, as directed by the Borrower).

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Initial Closing Date” means the date hereof.

“Initial Lender” means each Eligible Person that becomes a Lender on the date hereof by executing and delivering to the Borrower an Initial Lender Commitment Form.

“Initial Lender Commitment Form” means the form set forth hereto as Exhibit C, pursuant to which each Initial Lender has made its Commitment hereunder on the Initial Closing Date.

“Initial Draw-Down Period” means the period from the Initial Closing Date until the 90th day to occur thereafter.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Lender” means each Initial Lender or Subsequent Lender, as applicable.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Manager” means On Deck, in it capacity as the “Manager” of the Borrower.

“Market Value” means, as of any date of determination:

(a) with respect to any Eligible Investment, par plus any accrued but unpaid interest thereon;

(b) with respect to any Performing Asset, par plus any accrued but unpaid interest; and

(c) with respect to any Non-Performing Asset: (i) if the applicable payment default has continued for a period of 60 or less calendar days, the amount reasonably believed by the Borrower to be the recoverable value of such Asset over the next 12 months; (ii) if the applicable payment default has continued for a period of more than 60 calendar days but less than 90 calendar days, and the applicable obligor continues to make payments on such Non-Performing Asset, the amount reasonably believed by the Borrower to be the recoverable value of such Asset over the next 12 months; (iii) if the applicable payment default has continued for a period of more than 60 calendar days but less than 90 calendar days, and the applicable obligor has made no payments on such Non-Performing Asset during such period, $0; and (iv) if the applicable payment default has continued for a period of 90 or more calendar days, $0; provided, that with respect to any Asset described in clause (c)(iii) or (c)(iv) above that has been determined to have a Market Value of $0, if after the date of any such determination the Obligor of such Asset resumes making payment on such Asset pursuant to a payment plan approved by the Borrower, then from and after the date such payments resume (and for so long as such payments continue) such Asset shall be deemed to be a Performing Asset for all purposes hereunder.

“Master Purchase Agreement” means that certain Master Purchase Agreement, dated as of the date hereof, between On Deck, as the seller thereunder, and the Borrower, as the purchaser thereunder.

“Monthly Report” has the meaning set forth in Section 8.02(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Non-Performing Asset” shall mean, as of any date of determination, any Asset owned by the Borrower regarding which a payment event of default has occurred under the applicable Qualifying Asset Loan Agreement and has continued for a period of 15 or more calendar days.

“Note” means a promissory note of the Borrower payable to the order of a Lender in substantially the form of Exhibit D hereto, evidencing the indebtedness owed by the Borrower to such Lender hereunder.

“Notice of Exclusive Control” has the meaning set forth in Section 3.06(c)(iii).

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders arising under this Agreement and/or any other Transaction Document.

“Obligor” means a borrower under a Qualifying Asset Loan Agreement.

“On Deck” means On Deck Capital, Inc., a Delaware corporation with operations in Arlington, Virginia.

“Outstanding Principal Balance” means, with respect to any Lender as of any date of determination, the excess of (a) the sum of (i) the aggregate amount of all Draws funded by such Lender to the Borrower hereunder on or prior to such date, and (ii) the aggregate amount of all Reinvested Interest (if any) added thereto pursuant to Section 2.01(c) on or prior to such date, over (b) the aggregate amount of all principal repayments thereon received by such Lender from the Borrower on or prior to such date.

“Organizational Documents” means, with respect to the Borrower, the Borrower’s certificate of formation and limited liability company agreement as in effect on the date hereof.

“Payment Date” means the 15th day of each month, commencing in April 2009.

“Performing Asset” shall mean, as of any date of determination, any Asset owned by the Borrower that is not a Non-Performing Asset.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA), whether or not any such Plan is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Prepayment Premium” means, with respect to any optional prepayment made to any Lender pursuant to Section 2.05(b) prior to the 1 year anniversary of the Initial Closing Date, an amount equal to 2% of the amount of any such optional prepayment.

“Prohibited Transaction” means a transaction described in Section 406 of ERISA and to which Section 406 of ERISA applies, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA

“Purchase and Sale Agreement” has the meaning set forth in the Master Purchase Agreement.

“Qualifying Asset Loan Agreement” means an On Deck Capital Business Loan and Security Agreement, or any successor form thereto, as in effect from time to time, pursuant to which On Deck makes a loan to an Obligor.

“Qualifying Expenses” means fees and expenses of the Borrower incurred from time to time in the ordinary course of its business.

“Qualifying Loan Assets” has the meaning set forth in the Master Purchase Agreement.

“Register” has the meaning set forth in Section 9.06(b).

“Reinvestment Election” has the meaning set forth in Section 2.01(c).

“Reinvestment End Date” means, with respect to any Lender that made a Reinvestment Election in its Commitment Form, the earlier of (a) the 12-month anniversary of the Closing Date for such Lender’s Commitment or such later date mutually agreed to in writing (with a copy to the Collateral Agent) by the Borrower and such Lender, (b) the 90th day after (but not including) the date upon which such Lender provides a Reinvestment End Date Notice to the Borrower (with a copy to the Collateral Agent), (c) any day on which the Borrower provides a Reinvestment End Date Notice to such Lender (with a copy to the Collateral Agent), or (d) the Scheduled Reinvestment End Date.

“Reinvestment End Date Notice” means a notice in substantially the form set forth hereto as Exhibit E, pursuant to which (a) a Lender may notify the Borrower that it no longer wants to have its Accrued Interest retained by the Borrower and added to the principal balance of such Lender’s Draws and instead desires to commence receiving payments of Accrued Interest on each Payment Date, or (b) the Borrower may notify a Lender that such Lender’s Accrued Interest will no longer be retained by the Borrower and added to the principal balance of such Lender’s Draws and instead the Borrower will commence distributing payments of Accrued Interest to such Lender on each Payment Date.

“Reinvested Interest” means, with respect to any Lender, any Accrued Interest that is not distributed on such Payment Date but is instead added to the principal balance of such Lender’s Draws pursuant to Section 2.01(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means (a) for all purposes of this Agreement other than Section 7.02, at any time Lenders owed at least 66-2/3% of the then Aggregate Outstanding Principal Balance, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments, and (b) for purposes of Section 7.02, (i) if at any time there are fewer than four (4) Lenders hereunder, all Lenders, and (ii) if at any time there are four (4) or more Lenders hereunder, Lenders owed at least 75% of the then Aggregate Outstanding Principal Balance, or, if no such principal amount is then outstanding, Lenders having at least 75% of the Commitments.

“Reserve Account” has the meaning set forth in Section 3.06(a)(i)(B).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Scheduled Amortization Start Date” means, with respect to any Lender who did not make a Reinvestment Election in its Commitment Form, the earlier of (a) the date designated in such Commitment Form as the “Scheduled Amortization Start Date” or such later date mutually agreed to thereafter in writing (with a copy to the Collateral Agent) by the Borrower and such Lender, (b) the 90th day after (but not including) the date upon which such Lender provides an Amortization Start Date Notice to the Borrower (with a copy to the Collateral Agent), (c) any day on which the Borrower provides an Amortization Start Date Notice to such Lender (with a copy to the Collateral Agent), or (d) the Scheduled Reinvestment End Date.

“Scheduled Reinvestment End Date” means the date that is the 4th year anniversary of the Initial Closing Date.

“Secured Party” has the meaning set forth in Section 3.01.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

“Seller” has the meaning set forth in the Master Purchase Agreement.

“Servicer” has the meaning set forth in the Servicing Agreement.

“Servicing Agreement” means that certain Commercial Loan Servicing Agreement, dated as of the date hereof, by and among On Deck and the Borrower.

“Servicing Fee” has the meaning set forth in the Servicing Agreement.

“Subordinated Note” means that certain Subordinated Note, dated as of the date hereof, between On Deck and the Borrower.

“Subsequent Closing Date” means any date after the Initial Closing Date designated as such by the Borrower in accordance with Section 2.01(b) upon which a Subsequent Lender makes a Commitment hereunder by executing and delivering to the Borrower a Subsequent Lender Commitment Form.

“Subsequent Draw-Down Period” means, with respect to any Commitment made by a Subsequent Lender, the period from the Subsequent Closing Date for such Commitment until the Subsequent Draw-Down Period End Date for such Commitment.

“Subsequent Draw-Down Period End Date” means, with respect to any Commitment made by a Subsequent Lender, the earlier of (a) the Scheduled Reinvestment End Date, and (b) the date designated in such Subsequent Lender’s Subsequent Lender Commitment Form as the “Subsequent Draw-Down Period End Date” (which date shall in each case be at least 90 days after the Subsequent Closing Date for such Commitment) or such later date mutually agreed to thereafter in writing (with a copy to the Collateral Agent) by the Borrower and such Subsequent Lender.

“Subsequent Lender” means each Eligible Person that becomes a Lender after the Initial Closing Date by executing and delivering to the Borrower a Subsequent Lender Commitment Form.

“Subsequent Lender Commitment Form” means the form set forth hereto as Exhibit F, pursuant to which each Subsequent Lender makes its Commitment hereunder on the respective Subsequent Closing Date.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Transaction Documents” means this Agreement, each Note, the Master Purchase Agreement, the Servicing Agreement, and the Subordinated Note.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 1.02. Computation of Time Periods.

In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

ARTICLE II

THE FACILITY

SECTION 2.01. Commitments.

(a) Initial Closing Date. On the date hereof, each Initial Lender has executed and delivered to the Borrower an Initial Lender Commitment Form. Pursuant thereto, and on the terms and conditions hereinafter set forth, each Initial Lender agrees to fund Draws to the Borrower from time to time during the Initial Draw-Down Period in an aggregate amount not to exceed such Initial Lender’s Commitment, provided, however, that under no circumstances shall any Initial Lender be required to fund any Draw unless, both prior to and after giving effect to such Draw, each Draw Condition Precedent shall be satisfied.

(b) Subsequent Closing Dates. Until the Scheduled Reinvestment End Date, the Borrower may designate no more than two Business Days during each calendar month as a Subsequent Closing Date. On each Subsequent Closing Date, the Borrower may accept Commitments from one or more Subsequent Lenders. On the terms and conditions hereinafter set forth, each Subsequent Lender agrees, effective upon its execution and delivery to the Borrower of its Subsequent Lender Commitment Form (a copy of which shall be provided to the Collateral Agent prior to such Subsequent Draw Date), to fund Draws to the Borrower from time to time during the applicable Subsequent Draw-Down Period in an aggregate amount not to exceed such Subsequent Lender’s Commitment, provided, however, that under no circumstances shall any Subsequent Lender be required to fund any Draw unless, both prior to and after giving effect to such Draw, each Draw Condition Precedent shall be satisfied.

(c) Reinvestment of Interest. In its Commitment Form, each Lender may elect (any such election, a “Reinvestment Election”), in lieu of receiving payments of Accrued Interest on each Payment Date, to instead have such Accrued Interest retained by the Borrower and added to the outstanding principal balance of such Lender’s Draws on the first day of each calendar month. Each Reinvestment Election shall remain in effect until the earlier of (i) the applicable Reinvestment End Date, and (ii) the existence of an Event of Default, after which Accrued Interest will be distributed to such Lender on each Payment Date in accordance with Section 2.06 or 2.07, as applicable.

(d) Each Commitment hereunder shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall be agreed to by the Borrower from time to time).

SECTION 2.02. Procedure for All Draws.

(a) With respect to any Commitment, on any Business Day during the Draw-Down Period for such Commitment the Borrower may request, whereupon the Lender shall fund, a Draw, provided, that, the Borrower may only request one (1) Draw per week.

(b) Each Draw (other than any Draws made on the Initial Closing Date or on any Subsequent Closing Date, in each case from a Lender making a Commitment on such Closing Date) shall be made on no less than seven (7) calendar days irrevocable written notice from the Borrower to the applicable Lender, with a copy to the Collateral Agent, in the form of a Draw Notice.

(c) If, with respect to any requested Draw on any date, more than one Lender has a Commitment subject to being drawn on such date, the Draw amount will be allocated by the Borrower among such Commitments as follows until the entire amount being drawn on such date has been satisfied: first, pro rata to Lenders with the earliest Closing Date; second, pro rata to Lenders with the next earliest Closing Date; and so on. As used in this Section 2.02(c), the term pro rata shall be determined as of any date with respect to Lenders with the same Closing Date for their Commitments based on the remaining undrawn Commitment of each such Lender on such date as a percentage of the aggregate remaining undrawn Commitments of all such Lenders on such date.

(d) The Lender shall, assuming each Draw Condition Precedent is satisfied as of such date, fund to the Reserve Account on the applicable Draw Date, no later than 3:00 P.M. (New York City time), in immediately available funds, the amount of such Draw.

SECTION 2.03. Security; Notes.

All Draws shall be secured by the Collateral as described in Article III and shall be evidenced by a Note issued by the Borrower to the applicable Lender on the Closing Date of the Commitment pursuant to which such Draw was made.

SECTION 2.04. Interest.

Each Lender’s Outstanding Principal Balance shall bear interest at the Designated Rate. Interest (other than Reinvested Interest) shall be payable on each Payment Date for the immediately preceding Calculation Period. Reinvested Interest will be added to the principal balance of the applicable Lender’s Draws on the first day of each calendar month as described in Section 2.01(c).

SECTION 2.05. Principal Repayments.

(a) Scheduled Principal Repayments. Principal repayments will be due and payable to the Lenders as follows:

(i) with respect to the Outstanding Principal Balance of any Lender who did not make a Reinvestment Election in its Commitment Form, such Outstanding Principal Balance shall be payable in 12 equal monthly installments beginning on the first Payment Date to occur after the later of (a) the last day of the applicable Draw-Down Period, and (b) the Scheduled Amortization Start Date, and continuing for the next 11 Payment Dates, with the balance due and payable in full on the 12th Payment Date to occur thereafter; and

(ii) with respect to the Outstanding Principal Balance of any Lender who did make a Reinvestment Election in its Commitment Form, such Outstanding Principal Balance shall be payable in 12 equal monthly installments beginning on the first Payment Date to occur after the later of (a) the last day of the applicable Draw-Down Period, and (b) the applicable Reinvestment End Date, and continuing for the next 11 Payment Dates, with the balance due and payable in full on the 12th Payment Date to occur thereafter.

(b) Optional Principal Prepayments. The Borrower may, at any time or from time to time on any Business Day after the 6-month anniversary of the Initial Closing Date direct the Collateral Agent in writing to prepay all or a portion of the Outstanding Principal Balance of all Lenders on a pro rata basis from amounts in the Accounts; provided, that, any such direction must be received by the Collateral Agent not later than 10:00 a.m. one Business Day prior to the date of any such prepayment, and provided, further, that any such optional prepayment shall include any applicable Prepayment Premium owed to any Lender. Each such direction shall specify the date and amount of any such prepayment and the Accounts from which the amounts to be used for such prepayments shall be taken. If any such optional prepayment occurs on a date other than a Payment Date, each Lender’s Outstanding Principal Balance shall be automatically lowered as of the date of such prepayment by the amount so prepaid for all purposes of this Agreement (including, without limitation, for purposes of calculating Accrued Interest thereafter pursuant to Section 2.04). As used in this Section 2.05, the term pro rata shall be determined as of any date for any Lender based on the Outstanding Principal Balance of such Lender on such date as a percentage of the Aggregate Outstanding Principal Balance on such date. Notwithstanding the foregoing, the Borrower may, at any time or from time to time, direct the Collateral Agent in writing to prepay all or a portion of the Outstanding Principal Balance of any individual Lender if such individual Lender makes a written request for prepayment and the Borrower determines, in its sole discretion, to accommodate such written request.

SECTION 2.06. Payment Priorities So Long as No Event of Default Exists.

(a) So long as no Event of Default of which the Collateral Agent has actual knowledge exists, and so long as there are sufficient funds on deposit in the Accounts, the Collateral Agent shall apply funds on deposit in the Accounts as described in this Section 2.06.

(b) By no later than 10:00 a.m. one (1) Business Day prior to each Payment Date, the Borrower will provide the Collateral Agent with a written notification specifying the amount and accounts to be debited, to be distributed on such Payment Date in accordance with this Section 2.06. Thereafter, the Collateral Agent shall on such Payment Date if no Event of Default of which the Collateral Agent has actual knowledge exists, and so long as there are sufficient funds on deposit in the Accounts, transfer the specified funds held in the Collection Account in the following amounts and priority:

(i) first, (A) to the Servicer, the amount of any accrued but unpaid Servicing Fee, (B) to the Collateral Agent, the amount of any accrued but unpaid Collateral Agent Fees and Collateral Agent Expenses and (C) to the Borrower, the amount of any Qualifying Expenses incurred by the Borrower during the previous Calculation Period;

(ii) second, pro rata to each Lender, the amount of any unpaid Accrued Interest owing to such Lender on such date with respect to the immediately preceding Calculation Period;

(iii) third, pro rata to each Lender, any principal amount due such Lender on such date; and

(iv) fourth, all remaining amounts to the Reserve Account.

(c) To the extent the amount of funds in the Collection Account are insufficient to fund the allocations described in priorities first, second and third above, the Collateral Agent shall be directed in writing to utilize amounts in the Reserve Account (if any) in order to fund such allocations.

(d) If with respect to any Payment Date the Borrowing Base Condition was satisfied as of the immediately preceding Calculation Date, then after application of the payments described above on such Payment Date, the Collateral Agent shall, upon the written direction of the Borrower, distribute to the Equityholder any remaining funds in the Reserve Account in an amount not to exceed the lesser of (i) the amount set forth in such written direction, and (ii) the maximum amount (if any) that could be distributed to the Equityholder on such Payment Date so that after such distribution the Borrowing Base Condition remains satisfied. Further, if with respect to any other Business Day the Borrowing Base Condition was satisfied as of the immediately preceding Calculation Date, then the Collateral Agent shall, upon the written direction of the Borrower (but in any case not more frequently than once per calendar week), distribute to the Equityholder any remaining funds in the Reserve Account in an amount not to exceed the lesser of (i) the amount set forth in such written direction, and (ii) the maximum amount (if any) that could be distributed to the Equityholder on such Business Day so that after such distribution the Borrowing Base Condition remains satisfied.

SECTION 2.07. Payment Priorities During the Existence of an Event of Default.

(a) So long as an Event of Default of which the Collateral Agent has actual knowledge exists, and so long as there are sufficient funds on deposit in the Account, the Collateral Agent shall apply funds on deposit in the Accounts as described in this Section 2.07.

(b) By no later than 10:00 a.m. one (1) Business Day prior to each Payment Date on which an Event of Default exists, the Borrower will provide the Collateral Agent with a written notification specifying the amount and accounts to be debited, to be distributed on such Payment Date in accordance with this Section 2.07. Thereafter, the Collateral Agent shall on such Payment Date if an Event of Default of which the Collateral Agent has actual knowledge exists, and so long as there are sufficient funds on deposit in the Accounts, transfer the specified funds held in the Accounts in the following amounts and priority:

(i) first, (A) to the Servicer, the amount of any accrued but unpaid Servicing Fee, and (B) to the Collateral Agent, the amount of any accrued but unpaid Collateral Agent Fees and Collateral Agent Expenses and (C) to the Borrower, the amount of any Qualifying Expenses of the Borrower then due and payable;

(ii) second, pro rata to each Lender, the amount of any unpaid Accrued Interest owing to such Lender on such date with respect to the immediately preceding Calculation Period;

(iii) third, pro rata to each Lender, any principal amount due such Lender on such date; and

(iv) fourth, pro rata to each Lender, all other funds contained in the Accounts until each Lender’s Outstanding Principal Balance is paid in full; and

(v) fifth, any remaining amounts to the Borrower (or, upon the written direction of the Borrower, to the Equityholder).

SECTION 2.08. Pro Rata; Borrowing Base Condition Satisfaction Determinations.

(a) As used in Section 2.06 and 2.07, the term pro rata shall be determined as of any date based on the Outstanding Principal Balance owed each Lender on such date as a percentage of the Aggregate Outstanding Principal Balance on such date.

(b) Each determination by the Collateral Agent required by this Agreement of the satisfaction or non-satisfaction of the Borrowing Base Condition shall be made by the Collateral Agent based solely on the Borrowing Base Condition Report delivered to the Collateral Agent by the Servicer with respect to the immediately preceding Calculation Date, and the Collateral Agent shall be entitled to conclusively rely upon and shall be fully protected in relying on each such report in making any determination hereunder.

SECTION 2.09. Sale of Qualifying Loan Assets; Affiliate Transactions.

(a) The Borrower shall be permitted to sell Qualifying Loan Assets from time to time, provided that (i) the proceeds of such sale shall be immediately deposited into the Collection Account to be disbursed in accordance with Section 2.06 or 2.07 (as the case may be), (ii) no Default has occurred or is continuing or would result from such sale, and (iii) after giving effect to such sale and the application of the proceeds of such sale pursuant to the terms hereof, the Borrowing Base Condition shall be satisfied (determined, in each case, by reference to the last Borrowing Base Condition Report delivered by the Borrower pursuant to Section 6.01(b)). Upon the deposit of the proceeds of any such permitted sale into the Collection Account in accordance with this Section 2.09(a), the Lien of the Collateral Agent on behalf of the Lenders on such Qualifying Loan Assets shall be automatically released without any further need for action on the part of any Person. With respect to any Qualifying Loan Asset sold by the Borrower, the Lien of the Collateral Agent on behalf of the Lenders on such Qualifying Loan Asset shall be automatically released without any further need for action on the part of any Person.

(b) [Intentionally left blank]

SECTION 2.10. Payments and Computations, Etc.

(a) All computations of interest shall be made on the basis of a year consisting of three hundred sixty (360) days for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder.

SECTION 2.11. Use of Proceeds.

The proceeds of the Draws shall be used (and the Borrower agrees that it shall use such proceeds) solely for the purposes of (a) paying Servicer Fees, Collateral Agent Fees, Collateral Agent Expenses and Qualifying Expenses, and (b) purchasing Qualifying Assets from the Seller pursuant to the Master Purchase Agreement and Eligible Investments otherwise permitted to be purchased under the Transaction Documents.

ARTICLE III

SECURITY INTEREST

SECTION 3.01. Grant of a Security Interest.

To secure the prompt and complete payment when due of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and the other Transaction Documents, the Borrower hereby (a) collaterally assigns and pledges to the Collateral Agent, on behalf of the Lenders (the Collateral Agent in such capacity, the “Secured Party”), and (b) grants a continuing first priority security interest to the Secured Party, in all of the Qualifying Loan Assets and all other assets and property of the Borrower from time to time, including, without limitation, the Accounts and all Eligible Investments contained therein, and all other related rights, benefits, income and proceeds thereof, as well as the Assigned Documents and all related rights, benefits, income and proceeds thereof (all such assets, collectively, the “Collateral”). For the avoidance of doubt, the Collateral shall not include Excess Proceeds, and the Borrower does not hereby assign, pledge or grant a security interest in any such amounts.

SECTION 3.02. Security for Obligations.

The security interest in the Collateral granted by the Borrower hereunder secures the payment in full of all the Obligations.

SECTION 3.03. Delivery and Other Perfection.

In furtherance of the collateral arrangements contemplated herein, the Borrower shall:

(a)(i) on or prior to the date hereof, establish the Accounts in respect of the Collateral and the proceeds thereof in its name at the Collateral Agent, and (ii) Deliver each item of Collateral to the Secured Party as Collateral hereunder on the date of its acquisition of such Collateral; and

(b) if any of the Collateral pledged by the Borrower hereunder is from time to time received by or otherwise in the possession of the Borrower, forthwith take such action as may be required to ensure the Secured Party’s continuing perfected first priority security interest in such Collateral.

SECTION 3.04. Collateral Assignment of Agreements.

The Borrower hereby collaterally assigns to the Secured Party, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Master Purchase Agreement, each Qualifying Asset Loan Agreement related to each Qualifying Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Collateral and all other agreements, documents and instruments related to any of the foregoing (the “Assigned Documents”). The parties hereto agree that such assignment to the Secured Party shall terminate on the Covenant Termination Date.

SECTION 3.05. Investments in Eligible Investments; Purchase of Qualifying Loan Assets.

(a) Cash on deposit in any Account may be invested at any time in Eligible Investments pursuant to the specific written investment direction from the Borrower to the Secured Party (which direction may be a standing direction).

(b) In addition, so long as no Event of Default exists, cash on deposit in any Account may be used to purchase Qualifying Loan Assets from the Seller in accordance with the Master

Purchase Agreement. Prior to any transfer of proceeds from the Accounts to the Seller to effect such a sale, the Borrower shall deliver to the Secured Party the executed Purchase and Sale Agreement relating to such sale.

SECTION 3.06. Account Control Provisions.

(a) Establishment of Accounts.

(i) The Borrower hereby directs the Collateral Agent to establish, and the Collateral Agent hereby does establish, the following non-interest bearing trust accounts (such accounts and sub-accounts and any successor accounts, the “Accounts”), each to be maintained by the Collateral Agent as a securities intermediary and to be held in trust in the name of the Borrower for the benefit of the Secured Party:

(A) a securities account (account number OD0901.2) at the Collateral Agent (the “Collection Account”), into which all amounts received with respect to the Collateral shall be deposited and from which certain amounts shall be distributed from time to time, each in accordance with this Agreement;

(B) a securities account (account number OD0901.3) at the Collateral Agent (the “Reserve Account”), into which the Draws and certain other amounts are funded from time to time and from which certain amounts shall be distributed from time to time, each in accordance this Agreement; and

(C) a securities account (account number OD0901.4) at the Collateral Agent (the “Collateral Account”), to which certain Collateral shall be credited from time to time (for purposes of UCC perfection).

(ii) The Collateral Agent hereby confirms and agrees that:

(A) the Accounts shall be deemed to be “securities accounts” as defined in Section 8-501(a) of the UCC;

(B) the Collateral Agent shall not change the name or account number of any Account without prior written notice to each of the parties hereto;

(C) all securities or other property underlying any financial assets credited to the Accounts in accordance with this Agreement shall be registered in the name of the Collateral Agent, indorsed to the Collateral Agent in blank or credited to another securities account maintained in the name of the Collateral Agent and in no case will any financial asset credited to any Account be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower except to the extent the foregoing have been specially indorsed to the Collateral Agent or in blank;

(D) all property and payment delivered to the Collateral Agent pursuant to this Agreement will be promptly credited to the appropriate Account;

(E) each Account is an account to which financial assets are or may be credited, and the Collateral Agent shall, subject to the terms of this Agreement, treat the Borrower as entitled to exercise the rights that comprise any financial asset credited to the account; and

(F) the Collateral Agent shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Accounts and/or any financial assets credited thereto simultaneously to each of the Borrower and the Secured Party (unless the Collateral Agent shall also be the Secured Party) at the address for each set forth in Section 9.02 of this Agreement.

(b) “Financial Assets” Election. The Collateral Agent hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to any Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(c) Entitlement Orders; Instructions.

(i) Except as otherwise provided in this Section 3.06(d), the Collateral Agent will comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) originated by the Borrower without further consent by the Lenders.

(ii) If at any time the Collateral Agent shall receive any order from the Required Lenders directing transfer or redemption of any financial asset in any Account, the Collateral Agent shall comply (and the Borrower hereby authorizes the Collateral Agent to comply) with, and is fully entitled to rely upon, such entitlement order without further consent by the Borrower or any other person.

(iii) If the Required Lenders notifies the Collateral Agent that the Secured Party will exercise exclusive control over the Accounts (a “Notice of Exclusive Control”), the Collateral Agent, upon reasonable opportunity to act upon such notice, will (A) cease complying with entitlement orders or other directions concerning the Accounts originated by the Borrower, and (B) cease distributing to the Borrower interest and other distributions on property in the Accounts, and (C) so long as there are sufficient funds on deposit in the Accounts, on the next Payment Date begin to apply funds in the Accounts in accordance with Section 2.07 (rather than Section 2.06).

(iv) With respect to cash credited to the Accounts, the Collateral Agent hereby agrees to comply (and the Borrower hereby authorizes the Collateral Agent to comply) with instructions (within the meaning of Section 8-102(a)(12) of the UCC) originated only by the Required Lenders directing disposition of the funds in such account without further consent by the Borrower or any other person. The parties hereby agree that such instructions are set forth in Section 2.06 or 2.07, as applicable.

(d) Subordination of Lien; Waiver of Set Off.

(i) In the event that the Collateral Agent has or subsequently obtains by agreement, by operation of law or otherwise, a security interest in any Account or any security entitlement credited thereto, the Collateral Agent hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party except for the amounts described in the immediately succeeding paragraph.

(ii) The financial assets and other items deposited in or credited to any Account will not be subject to deduction, set off, banker’s lien, or any other right in favor of any Person (except that the Collateral Agent may set off (A) all amounts due to the Collateral Agent in respect of its customary fees and expenses for the routine maintenance and operation of each Account including overdraft fees, (B) the face amount of any checks which have been credited to any Account but are subsequently returned unpaid because of uncollected or insufficient funds, (C) the amount of any overdraft in any of the Accounts, (D) the amount of any credit to any of the Accounts made in error, and (E) obligations and liabilities arising out of any cash management or deposit services provided by Collateral Agent in connection with any of the Accounts).

(e) Choice of Law. Regardless of any other provision in this Agreement or any other agreement, for purposes of the UCC, New York shall be deemed to be the Collateral Agent’s jurisdiction (within the meaning of Section 8-110 of the UCC), and the Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York. To the extent that any Account (into which cash is credited as set forth herein) is characterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC).

(f) Adverse Claims. As of the date hereof, except for the claims and interest of the Secured Party and of the Borrower in the Accounts, the Collateral Agent has not received notice of any claim to, or interest in, any Account or in any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial asset carried therein, the Collateral Agent will promptly notify the Secured Party and the Borrower thereof of any such lien, encumbrance or adverse claim it receives actual notice of.

(g) Representations, Warranties and Covenants. The Collateral Agent hereby makes the following representations, warranties and covenants:

(i) The Collateral Agent is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC;

(ii) The Accounts have been established as set forth in Section 3.06(a) and will be maintained in the manner set forth herein until the Covenant Termination Date; and

(iii) This Agreement is the legal, valid and binding obligation of the Collateral Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.

The Borrower hereby represents and warrants as follows:

(a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance by the Borrower of each Transaction Document, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s Organizational Documents, or (ii) any law or contractual restriction binding on or affecting the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of any Transaction Document, except for those authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

(d) Each Transaction Document (other than the Notes) has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

(e) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Draw will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(f) The Borrower is not required to register as an investment company under the Investment Company Act of 1940, as amended.

SECTION 4.02. Representations and Warranties of each Lender.

Each Lender represents and warrants to the Borrower on the Closing Date of its Commitment hereunder and upon its funding of each Draw under such Commitment:

(a) The Lender is aware that its interest hereunder is subject to the transfer restrictions set forth in Section 9.06.

(b) Neither the Lender, nor any of his, her or its Affiliates, nor any person acting on its or their behalf has engaged, or will engage, in any form of general solicitation or general advertising in connection with its Commitment hereunder.

(c) The Lender represents and warrants that it is investing hereunder for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws.

(d) The Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, with full power and authority to perform its obligations under this Agreement.

SECTION 4.03. Acknowledgement.

The Borrower and each of the Lenders agree that (a) the investment program offered hereby is intended to be a loan program rather than a securities offering, (b) no securities are offered hereby, and (c) all provisions set forth in this Agreement contemplating compliance with securities laws are included only as a cautionary matter in case this investment program were to be deemed to be a securities offering as a result of future changes in, or interpretation of, law.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants.

Until the Covenant Termination Date, the Borrower will:

(a) Compliance with Laws, Etc. Comply in all material respects, with all applicable laws, rules, regulations and orders.

(b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights and franchises.

(d) Visitation Rights. At any reasonable time and upon reasonable notice, and from time to time, permit the Collateral Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of their officers or directors and with their independent certified public accountants.

(e) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with GAAP.

(f) Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(g) Compliance with Organizational Documents. The Borrower will observe all organizational procedures required by its Organizational Documents and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Qualifying Loan Assets and Eligible Investments and the ownership and management of Qualifying Loan Assets, Eligible Investments and the other assets constituting Collateral; (ii) the sale of Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) exercising any rights or remedies in connection with the Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an obligor to the extent that to provide or withhold such consent would not conflict with the terms of this Agreement or any other Transaction Document; and (v) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing. The Borrower will maintain its limited liability company existence in good standing under the laws of Delaware and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under applicable law.

(h) Remittances. If the Borrower receives any payment relating to any Asset owned by it, the Borrower will remit such payment to the Collection Account within two (2) Business Days of the Borrower’s receipt thereof. The Borrower shall cause the Seller, if the Seller receives any payment relating to any Asset owned by the Borrower, to remit such payment to the Collection Account within two (2) Business Days of the Seller’s receipt thereof.

SECTION 5.02. Negative Covenants.

Until the Covenant Termination Date, the Borrower will not:

(a) No Debt. Create, incur, assume or suffer to exist any Debt, except Debt incurred under the Transaction Documents.

(b) No Liens. Create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired (other than any Lien created by the Transaction Documents), or assign any right to receive income other than pursuant to the Transaction Documents.

(c) ERISA.

(i) Permit any of the members of its ERISA Group to incur any liability or obligation with respect to a Plan; or

(ii) take or omit to take any action which would result in (A) any of the Collateral being treated as “plan assets” under Section 3(42) of ERISA, or (B) the occurrence of any Prohibited Transaction.

(d) Restrictions on Certain Activities. Except as otherwise permitted by the Transaction Documents, the Borrower shall not: (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) own or acquire any investment other than Assets, Eligible Investments, and Draws and the proceeds thereof; (iv) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests, other than such activities as are expressly permitted by the Transaction Documents; or (v) create, form or otherwise acquire any Subsidiaries.

(e) Restrictions on Use of Collateral. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any person other than the Collateral Agent for the benefit of the Lenders, or engage in financing transactions or similar transactions with respect to any of the Collateral with any person other than the Lenders (other than in connection with the Subordinated Note), in each case so long as such Collateral is subject to this Agreement.

(f) No Modification of Organizational Documents. The Borrower shall not modify in any material respect or terminate any of its Organizational Documents.

(g) No Amendment of Other Transaction Documents. The Borrower shall not amend any of the other Transaction Documents without the consent of the Required Lenders.

(h) No Other Accounts. The Borrower shall not open or maintain any deposit, security or any similar account other than the Accounts.

(i) Further Assurances. At any time from time to time upon prior written request of the Collateral Agent, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such Financing Statements under the UCC as the Collateral Agent may request).

ARTICLE VI

REPORTING REQUIREMENTS

SECTION 6.01. Reporting Requirements.

Until the Covenant Termination Date, the Borrower will furnish to the Collateral Agent and the Lenders:

(a) as soon as possible and in any event within five (5) days after the occurrence of any Default, a statement of an officer of the Manager setting forth details of such Default and the action that the Manager, on behalf of the Borrower, has taken and proposes to take with respect thereto;

(b) by no later than the fifth (5th) Business Day of each calendar month, a duly completed and executed Borrowing Base Condition Report setting forth a calculation of the Borrowing Base Condition as of the immediately preceding Calculation Date; and

(c) such other information respecting the Borrower as any Lender may from time to time reasonably request.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default.

If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay any principal amount of any Draw when the same becomes due and payable, or the Borrower shall fail to pay any interest on any Draw when the same becomes due and payable, in each case within five (5) Business Days after the same becomes due and payable; or

(b) the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (b); or

(c) any representation or warranty made by the Borrower in connection with any Transaction Document shall prove to have been incorrect in any material respect when made and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Collateral Agent or any Lender; or

(d) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Collateral Agent or any Lender; or

(e) the Borrower shall become an “investment company” required to be registered under the Investment Company Act of 1940, as amended; or

(f) as of any Calculation Date, the sum of (i) the aggregate Market Value of all Eligible Investments owned by the Borrower and pledged to the Collateral Agent on behalf of the Lenders, and (ii) the aggregate Market Value of all other Assets owned by the Borrower and pledged to the Collateral Agent on behalf of the Lenders, falls below an amount equal to the product of (1) the Aggregate Outstanding Principal Balance, and (2) 105%, and such shortfall shall continue for sixty (60) consecutive days;

then, and in any such event, (i) the obligation of each Lender to make Draws hereunder shall be automatically terminated, and (ii) the Collateral Agent shall at the written direction of the Required Lenders, by notice to the Borrower, declare the Aggregate Outstanding Principal Balance, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Aggregate Outstanding Principal Balance, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of the occurrence of an Event of Default described in clause (b) above, the Aggregate

Outstanding Principal Balance, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Further, upon the occurrence of any such declaration, the parties hereto acknowledge that the Collateral Agent shall be deemed for all purposes of this Agreement to have received from the Requested Lenders a Notice of Exclusive Control.

SECTION 7.02. Waiver.

Any Event of Default may be waived only with the written consent of the Required Lenders. Upon the occurrence of an Event of Default, any Lender may direct the Collateral Agent in writing to distribute (and the Collateral Agent hereby agrees to distribute upon receipt of such written direction) to all other Lenders a communication regarding such Event of Default, provided that, with respect to each such Event of Default, each Lender shall be entitled to issue only one (1) such direction.

ARTICLE VIII

APPOINTMENT OF COLLATERAL AGENT

SECTION 8.01. Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Deutsche Bank Trust Company Americas to act on its behalf as the Collateral Agent hereunder and under the other Transaction Documents to which it is a party and hereby authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are expressly delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Collateral Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower to secure the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.06 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Transaction Documents, or for exercising any rights and remedies thereunder at the written direction of the Lenders), shall be entitled to the benefits of all provisions of this Article VIII as if set forth in full herein with respect thereto.

SECTION 8.02. Powers and Duties of the Collateral Agent.

(a) No later than the eighth (8th) Business Day of each month, the Collateral Agent shall prepare and provide to each Lender (with a copy to the Borrower) a report (a “Monthly Report”) (in each case for the immediately preceding Calculation Period) containing the following:

(i) for such Lender, such Lender’s Outstanding Principal Balance as of the immediately preceding Payment Date;

(ii) for such Lender, the amount of Accrued Interest due such Lender with respect to the immediately preceding Calculation Period;

(iii) for such Lender, the amount of Reinvested Interest (if any) that was added to such Lender’s Outstanding Principal Balance on the first day of such calendar month with respect to the immediately preceding Calculation Period;

(iv) the Aggregate Outstanding Principal Balance as of the immediately preceding Calculation Date;

(v) the aggregate amount of principal and interest collections received with respect to the Qualifying Loan Assets in the immediately preceding Calculation Period;

(vi) the aggregate interest and principal amounts payable on the upcoming Payment Date to all Lenders;

(vii) the balance in each Account as of the immediately preceding Calculation Date;

(viii) the cumulative amount of each Draw funded during the immediately preceding month and the remaining current Commitments as of such date; and

(ix) whether the Collateral Agent has knowledge or has been given notice of any Default or an Event of Default then existing.

(b) Each Monthly Report will also attach as an exhibit a copy of the latest Borrowing Base Condition Report distributed by the Borrower.

If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions, upon which it can conclusively rely and be fully protected in so doing, from the Borrower as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, it may, but shall be under no duty to, act; and the Collateral Agent shall be fully protected for such action or inaction, take or refrain from taking such action. The Collateral Agent shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

Nothing herein shall prevent the Collateral Agent or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

SECTION 8.03. Exculpatory Provisions.

Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Transaction Document:

(a) The Collateral Agent shall not have any duties, obligations or responsibilities, except those expressly set forth in this Agreement or such other Transaction Documents to which it is a party, and no implied covenants, functions or responsibilities shall be read into this Agreement or other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Lenders, provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Transaction Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b) The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the direction or request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, no longer subject to appeal or review.

(c) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any notice, request, certificate, opinion, direction, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by the Transaction Documents, or (v) the satisfaction of any Draw Condition Precedent, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

(d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Agent has received a written notice or a certificate from the Borrower or a Lender stating that a Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it.

(e) The Collateral Agent shall have no obligation to invest and reinvest any cash held in the Accounts or any other moneys held by the Collateral Agent pursuant to this Agreement in the absence of timely and specific written investment direction from the Borrower. In no event shall the Collateral Agent be liable for the selection of investments or for investment losses incurred thereon. The Collateral Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Borrower to provide timely written investment direction.

(f) The Collateral Agent shall have no duty or obligation to obtain, preserve or monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral or to prepare or file any UCC financing statement or continuation statement or to determine the adequacy of any such statement prepared by the Borrower.

(g) None of the provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h) In no event shall the Collateral Agent be liable for such special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) If the Collateral Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the parties hereto pursuant to this Agreement which, in the reasonable opinion of the Collateral Agent, are in conflict with any of the provisions of this Agreement, the Collateral Agent shall be entitled (without incurring any liability therefor to the Borrower or any other Person) to (i) consult with outside counsel of its choosing and act or refrain from acting based on the advice of such counsel and (ii) refrain from taking any action until it shall be directed otherwise in writing by all of the parties hereto or by final order of a court of competent jurisdiction.

(j) The Collateral Agent shall be under no duty to institute or defend any proceeding unless the Collateral Agent has been furnished with an indemnity satisfactory to it and the subject of such proceeding is part of its duties under this Agreement.

(k) The Collateral Agent shall incur no liability nor be responsible to the Borrower or any other Person for delays or failures in performance resulting from acts beyond its control that significantly and adversely affect the Collateral Agent’s ability to perform with respect to this Agreement. Such acts shall include, but not be limited to, acts of God, strikes, work stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(l) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with the Collateral Agent hereto or any further act on the part of any of the Collateral Agent hereto except where an instrument of transfer or assignment is required by law to effect such succession.

(m) The Collateral Agent shall have no liability or responsibility for the acts or omissions of any other party to any of Transaction Documents.

(n) The Collateral Agent shall have no duty or obligation to obtain or solicit any of the Collateral or any of the funds to be deposited in any of the Accounts and shall have a duty only to accept such Collateral or funds delivered to it in accordance with this Agreement.

(o) The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction, no longer subject to appeal or review, that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

(p) The Secured Party shall be afforded all of the rights, protections, privileges, indemnities, immunities and standard of care afforded to the Collateral Agent hereunder.

SECTION 8.04. Representations and Warranties of the Collateral Agent.

The Collateral Agent represents and warrants to the Borrower and the Lenders as follows:

(a) The Collateral Agent is a New York banking corporation duly organized and validly existing under the laws of the State of New York and has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. This Agreement constitutes the legally valid and binding obligations of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Agent and (ii) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(b) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of the Articles of Association or by-laws of the Collateral Agent.

SECTION 8.05. Reliance by Collateral Agent.

The Collateral Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, opinion, direction, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Draw that by its terms must be fulfilled to the satisfaction of a Lender, the Collateral Agent may presume that such condition is satisfactory to such Lender unless the Collateral Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.06. Delegation of Duties.

The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents (which shall include but shall not be limited to agents, attorneys, custodians, nominees or attorneys-

in-fact) appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Any such sub-agent and the Related Parties of the Collateral Agent shall be afforded the same rights, obligations and protections applicable to the Collateral Agent. The Collateral Agent shall not be responsible for the actions or non-actions of any such sub-agent or Related Party selected by it with due care and in good faith. The Borrower shall be an express third-party beneficiary of, and shall be entitled to enforce as if a party thereto, any agreement entered into between the Collateral Agent and any such sub-agent or Related Party pursuant to this Section 8.06 (and the Collateral Agent shall cause each such agreement to expressly so provide).

SECTION 8.07. Resignation or Replacement of Collateral Agent.

The Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Further, the Borrower and the Required Lenders may at any time by notice to the Collateral Agent, remove the Collateral Agent. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation or receives notice of its removal, as the case may be, then the retiring or removed Collateral Agent may petition any court of competent jurisdiction to appoint a successor. Upon the appointment of a successor, Collateral Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Collateral Agent, and the retiring or removed Collateral Agent shall be discharged from all of its duties, responsibilities and obligations hereunder and under the other Transaction Documents (if not already discharged therefrom as provided above in this Section) and (ii) and following payment in full of all amounts due and owing to the retiring or removed Collateral Agent hereunder the retiring or removed Collateral Agent shall transfer to the successor, at the expense of the Borrower, all Collateral held by it hereunder. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Collateral Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring or removed Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Collateral Agent was acting as Collateral Agent.

SECTION 8.08. Non-Reliance on Collateral Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.09. Collateral Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Collateral Agent (irrespective of whether the principal of any Draw shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the aggregate Unpaid Principal Balance owing and unpaid and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel.

(b) Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.10. Collateral and Guaranty Matters.

(a) The Lenders irrevocably authorize and hereby direct the Collateral Agent to automatically release any Lien on any property granted to or held by the Collateral Agent under any Transaction Document (i) upon the occurrence of the Covenant Termination Date, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Transaction Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 9.01 hereof.

(b) Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property pursuant to this Section 8.10. In each case as specified in this Section 8.10, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under this Agreement in accordance with the terms of this Agreement and this Section 8.10.

SECTION 8.11. Extension of Rights.

The Collateral Agent shall have under all other Transaction Documents to which it is party the same rights, privileges, protections, indemnities, immunities and standard of care that are afforded to it under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc.

No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any Draw Condition Precedent; (b) increase the Commitments of the Lenders (provided, that the Commitment of any one Lender may be increased with the consent of such Lender); (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) postpone any date fixed for any payment of principal of, or interest on, the Draws or any fees or other amounts payable hereunder; (e) as described in Section 7.02, waive any Event of Default; (f) change the percentage of the Commitments or of the Aggregate Outstanding Principal Balance, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder; (g) release any material portion of any Collateral held to secure the obligations of the Borrower under the Transaction Documents (except as expressly provided for herein or in the other Transaction Documents); or (h) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above to take such action, affect the rights, protections, privileges, indemnities, immunities, standard of care or duties of the Collateral Agent under any Transaction Document. Notwithstanding the foregoing, any Subsequent Draw-Down Period with respect to any on Subsequent Lender may be amended with the consent of such Subsequent Lender.

SECTION 9.02. Notices, Etc.

All notices, directions, requests and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or e-mail communication) and mailed, telecopied, telegraphed, telexed, delivered or e-mailed, if to the Borrower, at its address at c/o On Deck Capital, Inc., 155 East 56th Street, 4th Floor, New York, NY 10022, Attention: Noah Breslow (e-mail: nbreslow@ondeckcapital.com); if to any Lender, at the address set forth in its Commitment Form; and if to the Collateral Agent, at its address at Louis Bodi, Alternative and Structured Finance Services, Trust & Securities Services, Deutsche Bank Trust Company Americas, 60 Wall Street, 26th Floor – MS NYC 602606, New York, New York 10005; or, as to the Borrower or the Collateral Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Collateral Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or sent by e-mail (provided no notice is received by the e-mail sender within one (1) hour thereafter indicating that such e-mail was undeliverable or otherwise not delivered), as applicable. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

SECTION 9.03. No Waiver; Remedies.

No failure on the part of any Lender or the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Fees, Costs, Expenses & Indemnities.

(a) The Borrower covenants and agrees to pay in accordance with Section 2.06 or 2.07 hereof, as applicable, and the Collateral Agent shall be entitled to receive, as compensation for the Collateral Agent’s services, the amounts set forth in a separate agreement between the Borrower and the Collateral Agent (such amounts, the “Collateral Agent Fee”). The Borrower further covenants and agrees to pay on demand all costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other Transaction Documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel, agents, accountants and experts for the Collateral Agent with respect thereto and with respect to advising the Collateral Agent as to its rights and responsibilities under the Transaction Documents. The Borrower further agrees to pay on demand all costs and expenses of the Collateral Agent, if any (including, without limitation, reasonable fees, expenses, disbursements and advances of its agents, counsel, accountants and experts and any costs of collection), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Transaction Documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Collateral Agent and the Lenders, respectively, in connection with the enforcement of rights under this Section 9.04(a).

(b) The Borrower agrees to indemnify, defend and hold harmless the Collateral Agent and each of its Affiliates and their respective officers, directors, employees, shareholders, representatives, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities , obligations, penalties, causes of action, demands, judgments, suits, costs, disbursements and expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by or asserted or awarded against any Indemnified Party, in any way relating to or arising directly or indirectly out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Transaction Documents, (ii) any action taken or not taken by any Indemnified Party pursuant to the Transaction Documents or otherwise incurred in connection with the transactions contemplated therein, or (iii) the actual or proposed use of the proceeds of the Draws, except, in each case, to the extent such claim, damage, loss, liability, obligations, penalties, causes of action, demands, judgments, suits, costs, disbursements or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 and in Article VIII and of the Lenders contained in this Section 9.04, shall survive the payment in full of the Obligations, the Collateral Agent Expenses and the Collateral Agent Fees, the Covenant Termination Date, the termination and discharge of this Agreement or the earlier resignation or removal of the Collateral Agent.

(d) Each Lender agrees to indemnify the Collateral Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender’s ratable share of the Aggregate Outstanding Principal Balance of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees, expenses, and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Collateral Agent or any of its Affiliates, directors, officers, employees agents and advisors in any way relating to or arising out of this Agreement or the other Transaction Documents or any action taken or omitted by the Collateral Agent under this Agreement or the other Transaction Documents; provided, however, that no Lender shall be liable to the Collateral Agent and any of its Affiliates, and any of their respective directors, officers, employees, agents and advisors for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Collateral Agent’s, Affiliates’, directors’, officers’, employees’, agents’ or advisors’ gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees, expenses and disbursements of financial and legal advisors) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or other Transaction Documents, to the extent that the Collateral Agent is not reimbursed for such expenses by the Borrower.

SECTION 9.05. Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrower and the Collateral Agent and when the Collateral Agent shall have received executed Initial Commitment Forms from each Initial Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Collateral Agent and each Initial Lender and their respective successors and assigns. This Agreement shall also be binding upon and inure to the benefit of each Subsequent Lender and its respective successors and assigns when the Collateral Agent shall have received an executed Subsequent Commitment Form from such Subsequent Lender.

SECTION 9.06. Assignment; Register.

(a) The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written unanimous consent of the Lenders. No Lender shall have the right to assign its rights hereunder or under the Notes or any interest herein or under the Notes except to an Eligible Person and pursuant to a form of assignment and assumption agreement reasonably acceptable to the Borrower and the Collateral Agent.

(b) The Collateral Agent shall maintain at its address referred to in Section 9.02 a register for the recordation of the names and addresses of the Lenders and the Commitment of, and the Outstanding Principal Balance owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

(c) Upon two (2) Business Days’ prior written notice to the Collateral Agent, the Borrower and each Lender shall be permitted during normal business hours, and at their own expense, to examine and make copies of the Register in the possession of or under the control of the Collateral Agent relating to this Agreement; provided, however, that (i) such examination shall not interfere with the Collateral Agent’s performance of its normal business and operations, and (ii) the Borrower and each Lender shall comply with all bank rules and regulations while on the premises of the Collateral Agent, and if requested by the Collateral Agent, shall provide all reasonably requested documentation pertaining to the individuals who will be on such premises.

(d) Notwithstanding any other provision set forth in this Agreement, no Lender may pledge, grant a security interest in or otherwise encumber all or any portion of its rights under this Agreement in favor of any Person without the prior written consent of the Borrower.

SECTION 9.07. Bankruptcy Non-Petition and Limited Recourse.

Notwithstanding any other provision of this Agreement, neither the Collateral Agent nor any Lender may, prior to the date which is two years and one day (or, if longer, any applicable preference period plus one day) after the payment in full of all the Draws, institute against, or join any other Person in instituting against, the Borrower either any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws; provided, however, that nothing in this Agreement by the Collateral Agent, the Lenders or the Borrower (a) shall preclude, or be deemed to estop, the Collateral Agent or the Lenders (i) from taking any action prior to the expiration of the applicable preference period in (A) any case or proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than the Collateral Agent or any Lender, (ii) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, or (iii) from otherwise participating in such proceeding commenced by any other Person. The Borrower’s obligations hereunder will be solely the corporate obligations of the Borrower, and neither the Collateral Agent nor any Lender will have any recourse to any of the directors, officers, employees, shareholders, members, governors or Affiliates of the Borrower with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. The Obligations shall be limited to the net proceeds of the Collateral (if any), and following realization of the Collateral and its application in accordance with this Agreement, any outstanding Obligations, and any claims in respect thereof, shall be extinguished and shall not thereafter revive. The provisions of this Section 9.07 shall survive the termination of this Agreement.

SECTION 9.08. Confidentiality.

Neither the Collateral Agent nor any Lender shall disclose any Confidential Information to any other Person without the prior written consent of the Borrower, other than (a) to the Collateral Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors, and then only on a confidential basis, (b) as required by any statute, law, rule or regulation or judicial process, or (c) with respect to the Collateral Agent only, (i) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Collateral Agent’s business or that of its affiliates, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Collateral Agent or an affiliate or an officer, director, employer or shareholder thereof is a party, (iii) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Agreement approved in advance by the Borrower or (iv) independent or internal auditor, agent, employee or attorney of the Collateral Agent having a need to know the same, provided that the Collateral Agent advises such recipient of the confidential nature of the information being disclosed.

SECTION 9.09. Governing Law.

This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.10. Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.11. Jurisdiction, Etc.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.12. Waiver of Jury Trial.

Each of the Borrower, the Collateral Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Collateral Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

SECTION 9.13. Conflict.

In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.

SECTION 9.14. Severability.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 9.15. Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 9.16. Electronic Communications.

Excluding all documents for which a signature is expressly requested and unless otherwise provided herein, communications may be via e-mail, provided that if communication by e-mail is required under this Agreement, but is not available for any reason, any other suitable means of written communication providing for same or next day delivery shall be used in lieu thereof, including, but not limited to, by facsimile transmission or personal delivery.

SECTION 9.17. Further Assurances.

Each of the parties hereby agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto in order to more fully effect the purposes of this Agreement.

SECTION 9.18. Merger and Integration.

This Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof and thereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 9.19. Compliance with Applicable Anti-Terrorism and Money Laundering Regulations.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agree to provide to the Collateral Agent, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law.

SUBSEQUENT LENDER COMMITMENT FORM

To:	SMALL BUSINESS ASSET FUND 2009 LLC
c/o On Deck Capital, Inc.
1400 Broadway, 25th Floor
New York, NY 10018

[DATE]

Reference is hereby made to the Second Amended and Restated Loan and Security Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), dated March 21, 2011 and effective for all purposes as of April 24, 2009, by and among Small Business Asset Fund 2009 LLC, a Delaware limited liability company (the “Borrower”), each Lender (as defined therein) that is a party thereto from time to time, and Deutsche Bank Trust Company Americas, as the “Collateral Agent” therein. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

Pursuant to Section 2.02 of the Agreement, the undersigned (the “Lender”) hereby agrees, subject to the terms and conditions set forth in the Agreement, to fund Draws to the Borrower from time to time during the period from the date hereof until the Subsequent Draw-Down Period End Date (as described below) to occur hereafter in an aggregate amount not to exceed the Commitment amount set forth below alongside the signature of the Lender.

For purposes of the Agreement, the Lender acknowledges and agrees that the Subsequent Draw-Down Period End Date shall be [DATE].

The Lender hereby elects to receive payments of Accrued Interest on each Payment Date. For purposes of the Agreement, the Lender acknowledges and agrees that the Scheduled Amortization Start Date shall be [DATE] and the Subsequent Closing date shall be [DATE].

For purposes of the Agreement, and notwithstanding anything to the contrary, the Lender acknowledges and agrees that the Designated Rate applicable to any Draws advanced pursuant to the Agreement shall be      percent (    %) per annum.

By its signature hereto, the Lender hereby (a) agrees to the terms and conditions set forth in the Agreement and agrees to all of the rights and obligations set forth therein, and (b) makes to the Borrower, as of the date hereof, each representation and warranty set forth in Section 4.02 of the Agreement.

This Subsequent Commitment Form is intended to be read and construed in conjunction with the Agreement. Accordingly, pursuant to the terms and conditions of this Subsequent Commitment Form and the Agreement, it is hereby agreed that the execution by the Lender of this Subsequent Commitment Form shall constitute an agreement to be bound by the terms and conditions hereof and the terms and conditions of the Agreement, with the same effect as if each of such separate but related agreements were separately signed. Lender agrees that pursuant to Section 9.18 of the Agreement, this Subsequent Commitment Form shall be deemed to be a Transaction Document and shall form a part of the Agreement. By its signature hereto, the Lender acknowledges and agrees that (a) the Collateral Agent may conclusively rely on (and shall be entitled to) the benefits of the Lender’s representations, warranties and agreements made herein and in the Agreement and (b) notwithstanding anything to the contrary, On Deck shall have the exclusive right to determine, in its sole discretion, what assets shall be sold to Borrower pursuant to the Master Purchase Agreement, with no obligation, fiduciary or otherwise, to Lender, regardless of the impact of such selection process on Lender or Borrower.

IN WITNESS WHEREOF, the undersigned has executed this Subsequent Lender Commitment Form on the date indicated above with the intent of being bound to the terms hereof.

[LENDER]

Commitment: $[AMOUNT]	By:
Name:
Title:

Address for notices pursuant to Section 9.02:

[ADDRESS]

Agreed and Accepted:

SMALL BUSINESS ASSET FUND 2009 LLC

By:
Name:
Title:

January 10, 2014

Deutsche Bank Trust Company Americas

60 Wall Street

26th Floor – MS NYC 60-2606

New York, New York 10005

Each Lender a signatory hereto

The Seller under the Master Purchase Agreement described below

Re:	Omnibus Amendment

Ladies and Gentlemen:

Reference is made to that certain:

a.	Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011 (as amended, modified or supplemented from time to time, the “Loan Agreement”), by and among Small Business Asset Fund 2009 LLC, a Delaware limited liability company (the “Borrower”), each Lender party thereto from time to time, and Deutsche Bank Trust Company Americas, a New York banking corporation, as collateral agent (the “Collateral Agent);

b.	Master Purchase Agreement, dated as of April 24, 2009 (as amended, modified or supplemented from time to time, the “Master Purchase Agreement”), by and among the Borrower, as the “Purchaser” thereunder, and On Deck Capital, Inc. (“On Deck”), as the “Seller” thereunder (the “Seller”); and

c.	Commercial Loan Servicing Agreement, dated as of April 24, 2009 (as amended, modified or supplemented from time to time, the “Servicing Agreement,” and together with the Loan Agreement and the Master Purchase Agreement, the “Agreements”), by and among the Borrower, as the “Owner” thereunder, and On Deck, as the “Servicer” thereunder (the “Servicer”).

The Borrower has requested that certain provisions of the Loan Agreement be amended and the undersigned Lenders (with such Lenders constituting the “Required Lenders” for purposes of the Loan Agreement) and the Collateral Agent have agreed to such amendment, on the terms and subject to the conditions contained herein. The Borrower and the Seller have agreed that certain provisions of the Master Purchase Agreement shall be amended on the terms and subject to the conditions contained herein. The Borrower and the Servicer have agreed that certain provisions of the Servicing Agreement shall be amended on the terms and subject to the conditions contained herein.

All capitalized terms used herein but not defined shall have the respective meanings assigned to such terms in the Loan Agreement.

The following amendments are hereby approved:

Section	1.	Amendment to the Loan Agreement. From and after the date first set forth above, the Loan Agreement is hereby amended as follows:

	a.	The definition of “Master Purchase Agreement” set forth in Section 1.01 of the Loan Agreement is hereby deleted and replaced with the following definition:

“Master Purchase Agreement” means that certain Master Purchase Agreement, dated as of April 24, 2009, between On Deck, as the seller thereunder, and the Borrower, as the purchaser thereunder, as such agreement may be amended, modified, or supplemented from time to time.

	b.	The definition of “Qualifying Asset Loan Agreement” set forth in Section 1.01 of the Loan Agreement is hereby deleted and replaced with the following definition:

“Qualifying Asset Loan Agreement” means a Qualifying Loan Asset Agreement as defined in the Master Purchase Agreement.

	c.	The definition of “Servicing Agreement” set forth in Section 1.01 of the Loan Agreement is hereby deleted and replaced with the following definition:

“Servicing Agreement” means that certain Commercial Loan Servicing Agreement, dated as of April 24, 2009, between On Deck, as the servicer thereunder, and the Borrower, as the owner thereunder, as such agreement may be amended, modified, or supplemented from time to time.

Section	2.	Amendment to the Master Purchase Agreement. From and after the date first set forth above, the Master Purchase Agreement is hereby amended as follows:

	a.	The definition of “Asset” set forth in Section 1.2 of the Master Purchase Agreement is hereby deleted and replaced with the following definition:

“Asset” means a (a) small business term loan, or (b) fully funded participation in a line of credit or revolving loan, in each case that is originated from time to time by the Seller pursuant to a Qualifying Asset Loan Agreement.

	b.	The definition of “Qualifying Loan Asset File” set forth in Section 1.2 of the Master Purchase Agreement is hereby deleted and replaced with the following definition:

“Qualifying Loan Asset File” means, with respect to each Qualifying Loan Asset, a file containing the Qualifying Loan Asset Agreement for such Qualifying Loan Asset, any Financing Statement filed on the Obligor thereunder, and with respect to any Asset described in clause (b) of the definition thereof, a copy of any participation agreement (or schedules to any master participation agreement, as applicable) evidencing and describing the participation sold to the Purchaser.

	c.	The definition of “Qualifying Loan Asset Agreement” set forth in Section 1.2 of the Master Purchase Agreement is hereby deleted and replaced with the following definition:

		“Qualifying Loan Asset Agreement” means (a) with respect to any Asset described in clause (a) of the definition thereof, an On Deck Capital Business Loan and Security Agreement, and (b) with respect to any Asset described in clause (b) of the definition thereof, an On Deck Capital Business Revolving Loan and Security Agreement, or in each case any successor form thereto as in effect from time to time.

Section	3.	Amendment to the Servicing Agreement. From and after the date first set forth above, the Servicing Agreement is hereby amended as follows:

	a.	Section 2(d) of the Servicing Agreement is hereby deleted and replaced with the following:

		“(d) Upon payment in full of any Asset (other than a funded participation where obligations of the underlying Obligor under the applicable Qualifying Asset Loan Agreement remain), or otherwise in accordance with the Servicer’s customary policies, the Servicer shall take all necessary action to release the applicable lien.”

	b.	The last sentence of Section 2 of the Servicing Agreement is hereby deleted and replaced with the following:

		“Notwithstanding the foregoing, (i) the Servicer acknowledges and agrees that the Servicer shall have no ownership rights in and to the Assets or any Servicing Collateral, and (ii) as to any Asset that is a participation in a line of credit or revolving loan and other than as may be expressly provided in any participation agreement related thereto, the Servicer’s obligations in respect of such Asset shall be limited to those activities consistent with the Owner’s participation in such Asset (and Owner acknowledges and agrees that the Servicer shall not be required to preform any duties specified in this Section 2 to the extent the performance of such duties would be inconsistent with the Owner’s participation in (rather than outright ownership of) such Asset).

	c.	Exhibit C of the Servicing Agreement is hereby amended by deleting item “1.” therein and replacing it with the following:

		“1. The applicable Qualifying Asset Loan Agreement, together with any assignment executed by the Seller in favor of the Owner, and if applicable, a copy of any participation agreement (or schedules to any master participation agreement, as applicable) evidencing and describing the participation sold to the Owner.”

Section	4.	Continuation of Agreements. From and after the date first set forth above, (a) the Agreements, as amended hereby, are and shall remain in full force and effect and are hereby in all respects ratified and confirmed, and (b) each reference to a respective Agreement in any Transaction Document shall mean and be a reference to such Agreement as amended hereby. No provision of this letter shall be deemed to waive or modify any rights of any party under an Agreement except to the extent specifically set forth herein. The parties hereto acknowledge and agree that, except to the extent specifically set forth herein, the provisions of each Agreement shall remain in full force and effect and that the execution of this agreement by each party hereto does not operate as a waiver of any of their respective rights, powers, or privileges under the respective Agreement.

Section	5.	General Provisions.

	a.	This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

	b.	This letter shall inure to the benefit of each party thereto and their respective successors and assigns.

	c.	This letter, together with the Agreements and the other Transaction Documents, contains the entire and exclusive agreement of the parties hereto with reference to matters discussed herein and therein. This letter supersedes all prior drafts and communications with respect thereto.

	d.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Please indicate your acceptance of and agreement with the terms and conditions set forth herein by signing in the space below.

Very truly yours,

SMALL BUSINESS ASSET FUND 2009 LLC

By:	/s/ Cory Kampfer
Name: Cory Kampfer
Title: Officer

AGREED AND ACCEPTED (for purposes of Section 1 only):

[illegible]
Silicon Valley Community Foundation

AGREED AND ACCEPTED (for purposes of Section 1 only):

/s/ Scott Carmack
Leader Capital Corp. / Scott Carmack

AGREED AND ACCEPTED (for purposes of Sections 2 and 3 only):

ON DECK CAPITAL, INC.,
as Seller under the Master Purchase Agreement

By:	/s/ Cory R. Kampfer
Name: Cory R. Kampfer
Title: General Counsel

AGREED AND ACCEPTED (for purposes of Section 1 only):

SF Capital Investments, LP as Lender

By:	/s/ Leonard Saltz
Name: Leonard Saltz
Title: General Partner

Gary Saltz Foundation, Inc. as Lender

By:	/s/ Leonard Saltz
Name: Leonard Saltz
Title: Treasurer

AGREED AND ACCEPTED (for purposes of Section 1 only):

/s/ Charlie Kireker
Managing Member Spruce Ventures, LLC

AGREED AND ACCEPTED (for purposes of Section 1 only):

/s/ Denise Tanzman
Denise Tanzman

AGREED AND ACCEPTED (for purposes of Section 1 only):

/s/ Wesley T. Chan
Wesley T. Chan, as Trustee of Wesley Chan TTEE Revocable Living
Trust of Wesley T. Chan U/A DTD 01/06/2009

AGREED AND ACCEPTED (for purposes of Section 1 only):

/s/ Roger C. Lipitz
Roger C. Lipitz
Admin Member
Ocean Assets LLC

AGREED AND ACCEPTED (for purposes of Section 1 only):

SPINDRIFT EQUITIES, LLC

/s/ James Bishop, Jr.
Name:	James Bishop, Jr.
Title:	Manager, Spindrift Management, LLC
Its Manager

AGREED AND ACCEPTED (for purposes of Section 1 only):

[illegible]
Trustee, 2011 Joshua M. Kopelman Investment Trust

AGREED AND ACCEPTED (for purposes of Section 1 only):

[illegible]
2011 Rena M. Kopelman Investment Trust

AGREED AND ACCEPTED (for purposes of Section 1 only):

/s/ Rena Kopelman
Rena Kopelman, Trustee under Item THIRD-B
U/A/T of Joshua M. Kopelman dated 3/26/04

AGREED AND ACCEPTED (for purposes of Section 1 only):

/s/ Joshua M. Kopelman
Joshua M. Kopelman

AGREED AND ACCEPTED (for purposes of Section 1 only):

/s/ Scott Carmack
Leader Capital Corp. / Scott Carmack